AMENDMENT
TO
INVESTMENT SUB-ADVISORY AGREEMENT
BETWEEN
JACKSON NATIONAL ASSET MANAGEMENT, LLC
AND
GOLDMAN SACHS ASSET MANAGEMENT, L.P.


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and GOLDMAN SACHS ASSET MANAGEMENT, L.P., a limited partnership organized under the laws of the state of Delaware and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 2, 2005 (as amended, the "Agreement"), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of JNL Series Trust ("Trust").

     WHEREAS, the Adviser has appointed the Sub-Adviser to replace Credit Suisse Asset Management, LLC to provide certain sub-investment advisory services to the JNL/Credit Suisse Long/Short Fund of the Trust, which subsequently will be renamed the JNL/Goldman Sachs U.S. Equity Flex Fund.

     WHEREAS, Schedule A and Schedule B must be amended to add the JNL/Goldman Sachs U.S. Equity Flex Fund to the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated October 11, 2010, attached hereto.

     2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated October 11, 2010, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of June 28th, 2010, effective as of 11th day of October, 2010.

JACKSON NATIONAL ASSET					GOLDMAN SACHS ASSET
MANAGEMENT, LLC						MANAGEMENT, L.P.

By: /s/ Mark D. Nerud      				By: /s/ Maire M. O'Neill

Name:   Mark D. Nerud					Name:  Maire M. O'Neill

Title:  President and CEO				Title:  Managing Director
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                                   SCHEDULE A
                             DATED OCTOBER 11, 2010
                                    (Funds)


                     JNL/Goldman Sachs Core Plus Bond Fund

                  JNL/Goldman Sachs Emerging Markets Debt Fund

                      JNL/Goldman Sachs Mid Cap Value Fund

                    JNL/Goldman Sachs U.S. Equity Flex Fund

                                   SCHEDULE B
                             DATED OCTOBER 11, 2010
                                 (Compensation)


                     JNL/Goldman Sachs Core Plus Bond Fund

AVERAGE DAILY NET ASSETS          ANNUAL RATE

$0 to $500 Million                    .25%

$500 Million to $1 Billion            .17%

Amounts over $1 Billion	             .15%


                  JNL/Goldman Sachs Emerging Markets Debt Fund

AVERAGE DAILY NET ASSETS          ANNUAL RATE

$0 to $200 Million                    .50%

Amounts over $200 Million             .45%


                      JNL/Goldman Sachs Mid Cap Value Fund

AVERAGE DAILY NET ASSETS          ANNUAL RATE

$0 to $100 Million                    .50%

Amounts over $100 Million	        .45%


                    JNL/Goldman Sachs U.S. Equity Flex Fund

AVERAGE DAILY NET ASSETS          ANNUAL RATE

$0 to $150 Million                    .45%

Amounts over $150 Million     	   .40%